UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 23, 2022

ImmunityBio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37507	43-1979754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3530 John Hopkins Court
San Diego, California 92121
(Address of principal executive offices, including zip code)

(858) 633-0300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IBRX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 23, 2022, the Compensation Committee of the Board of Directors (the “Committee”) of ImmunityBio, Inc., a Delaware corporation (the “Company”), in consultation with Mercer, its independent compensation consultant, established the program design and grant guidelines for its 2022 Long-Term Incentive Program (the “LTIP”) under the Company’s Amended and Restated 2015 Equity Incentive Plan, as amended (the “2015 Plan”). Specifically, the Company granted option awards to purchase shares of the Company’s common stock (the “Awards”) under the LTIP to the Company’s named executive officers (the “NEOs”), as set forth in the table below, with a grant date of March 23, 2022. The shares of common stock subject to each Award shall vest annually in equal one-third installments, beginning on the first anniversary of the grant date, subject to the Award recipient remaining a Service Provider (as that term is defined in the 2015 Plan) through each applicable vesting date. Half of the number of shares underlying each award granted to the NEOs under the LTIP is subject to achievement of a financial goal.

NAME	NO. OF SHARES	EXERCISE PRICE(1)
Dr. Patrick Soon-Shiong	700,000	$5.83
Richard Adcock	700,000	$5.83
David Sachs	250,000	$5.83

(1)	Equal to the closing price of the Company’s common stock in trading on the grant date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNITYBIO, INC.

Date: March 25, 2022	By:	/s/ Jason Liljestrom
Jason Liljestrom
General Counsel and Corporate Secretary